UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2008

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon (State or other jurisdiction of incorporation)	1-14925 (Commission File Number)	93-1253576 (I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon (Address of principal executive offices)		97204 (Zip Code)

(971) 321-7000

(Registrant's telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On September 10, 2008, the Board of Directors of StanCorp Financial Group, Inc. (“StanCorp”) appointed J. Gregory Ness as President and Chief Operating Officer of StanCorp. Eric E. Parsons continues as Chairman and Chief Executive Officer. Prior to his promotion, Mr. Ness was Senior Vice President, Insurance Services Group of Standard Insurance Company since January 2006. From 2004 to 2006, he was Senior Vice President, Group Insurance Division, and from 1999 to 2004, he was Senior Vice President, Investments. Mr. Ness is 51 years old. The Organization and Compensation Committee of the Board of Directors of StanCorp has not yet considered what adjustments will be made to Mr. Ness’ compensation in connection with his promotion to President and Chief Operating Officer.

Retirement of Officer

On September 10, 2008, Kim W. Ledbetter, Senior Vice President, Asset Management Group of Standard Insurance Company notified us of his decision to retire as an officer and employee effective as of January 2, 2009. In connection with his planned retirement, Mr. Ledbetter and StanCorp entered into a Consulting and Separation Agreement and Release of All Claims on September 10, 2008. Under this agreement, Mr. Ledbetter will perform consulting services during 2009 as reasonably requested by us on matters with which he is familiar or has knowledge, expertise or experience acquired during his employment, including assistance with planning and administration of the Asset Management Group. For these services in 2009, Mr. Ledbetter will be paid a total of $250,000 plus reimbursement of any travel expenses.

Pension Plan Modification

On September 10, 2008, the Compensation and Organization Committee of the Board of Directors of StanCorp approved an amendment (the “Amendment”) to the Standard Retirement Plan for Home Office Personnel (the “Pension Plan”) that also had the effect of modifying the terms of the Supplemental Retirement Plan for the Senior Management Group (the “SRP”). The Pension Plan is our qualified pension plan which generally provides benefits to all persons employed by us on or before January 1, 2003. The SRP is a nonqualified pension program that provides supplemental retirement benefits to selected senior managers of StanCorp, including all current executive officers who were employed by us on or prior to January 1, 2008.

Under the Pension Plan (and therefore under the SRP as well), a participant is entitled to a normal retirement benefit if benefits commence after age 65. Under the Pension Plan prior to the Amendment, a participant was entitled to a monthly retirement benefit equal to the full normal retirement benefit if benefits commence after the participant has reached age 60 and the sum of his or her age plus years of service is at least 90. The Amendment eliminated the requirement that a participant reach age 60 to receive an unreduced early retirement benefit, thereby making a participant eligible for this unreduced benefit if benefits commence anytime after the sum of his or her age plus years of service is at least 90.

As a result of the Amendment, Mr. Ledbetter, who is currently age 56 with 34 years of service, is now eligible to receive unreduced early retirement benefits under the Pension Plan and the SRP upon his retirement. The Amendment will also result in Mr. Ness becoming eligible for unreduced early retirement benefits upon reaching age 56 in five years. No other executive officer meets the criteria to benefit from the Amendment. To illustrate the amount of benefit increase resulting from the Amendment, the following table shows for Mr. Ness and Mr. Ledbetter the present value of accumulated benefits as of December 31, 2007 under each plan, both as calculated for and disclosed in the proxy statement for our 2008 Annual Meeting of Shareholders, and as recalculated using the same methodology but assuming the Amendment had been in effect on December 31, 2007:

	Plan Name	Present Value of Accumulated Benefit as of 12/31/07
Name		Before Amendment	After Amendment
J. Gregory Ness	Pension Plan SRP	$716,690 1,550,302	$944,346 2,072,586
Kim W. Ledbetter	Pension Plan SRP	1,134,509 1,605,361	1,480,524 2,138,338

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Consulting and Separation Agreement and Release of All Claims between Kim W. Ledbetter and StanCorp dated September 10, 2008.

99.1	StanCorp Financial Group, Inc. press release dated September 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2008

STANCORP FINANCIAL GROUP, INC.

/s/ FLOYD F. CHADEE
Floyd F. Chadee Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

*10.1	Consulting and Separation Agreement and Release of All Claims between Kim W. Ledbetter and StanCorp dated September 10, 2008.

*99.1	StanCorp Financial Group, Inc. press release dated September 11, 2008.

*	Filed herewith

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